   This document contains 18 pages. The exhibit index is located on page 4.
    As filed with the Securities and Exchange Commission on September 16, 1999

                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

        MASSACHUSETTS                                   04-1360950
  (State or other jurisdiction            (I.R.S. employer identification no.)
of incorporation or organization)


         7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886-0033
                     (Address of principal executive offices)

                                   ----------

                           1991 EQUITY INCENTIVE PLAN
                              (Full title of plan)


           JAMES F. LYONS                                Copy to:
            GENRAD, INC.                       CONSTANTINE ALEXANDER, ESQ.
      7 TECHNOLOGY PARK DRIVE                 NUTTER, MCCLENNEN & FISH, LLP
      WESTFORD, MA 01886-0033                    ONE INTERNATIONAL PLACE
           (978) 589-7000                    BOSTON, MASSACHUSETTS 02110-2699
    (Name, address and telephone                      (617) 439-2000
    number of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE


 TITLE OF EACH CLASS OF                                     Proposed maximum          Proposed maximum                 Amount of
 SECURITIES TO BE REGISTERED   Amount being registered (1)  offering price per share  aggregate offering price     registration fee
Common Stock,
$1.00 par value per share           500,000 Shares                $17.94(2)            $8,970,000.00(2)              $2,493.66(2)


(1) This Registration Statement covers 500,000 shares of Common Stock which may be issued under the Registrant's 1991 Equity Incentive Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon 500,000 shares underlying awards to be made under the 1991 Equity Incentive Plan at an assumed per share exercise price of $17.94, representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on SEPTEMBER 15, 1999.




-------------------------------------------------------------------------------

      In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 33-42789, 33-52009, 33-53871, 333-05235 and 333-64329), relating to the Registrant's 1991 Equity
Incentive Plan, are incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.

      See the Exhibit Index immediately preceding the exhibits attached hereto.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Massachusetts, on the 16th day of September 1999.

                               GenRad, Inc.
                               By:  /s/ Walter A. Shephard
                                  ------------------------
                                    Walter A. Shephard
                                    Vice President, Chief Financial Officer
                                    and Clerk

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

       SIGNATURES                   TITLE                            DATE
       ----------                   -----                            ----


/s/ James F. Lyons      Chairman of the Board, President    September 16, 1999
---------------------    and Chief Executive Officer
James F. Lyons


/s/ Walter A. Shephard  Vice President, Chief Financial     September 16, 1999
----------------------      Officer and Clerk
Walter A. Shephard


/s/ Craig C. Campbell   Director of Corporate Accounting    September 16, 1999
---------------------   and Principal Accounting Officer
Craig C. Campbell


/s/ William S. Antle, III           Director                September 16, 1999
-------------------------
William S. Antle, III


/s/ Russell A. Gullotti             Director                September 16, 1999
-----------------------
Russell A. Gullotti


/s/ Lowell B. Hawkinson             Director                September 16, 1999
-----------------------
Lowell B. Hawkinson


/s/ William G. Sheerer              Director                September 16, 1999
----------------------
William G. Sheerer


/s/ Adrianna Stadecker              Director                September 16, 1999
----------------------
Adriana Stadecker

/s/ Ed Zschau                       Director                September 16, 1999
---------------------
Ed Zschau

                                  EXHIBIT INDEX


EXHIBIT NO.                         TITLE


Exhibit 4             1991 Equity Incentive Plan, as amended through
                      May 13, 1999


Exhibit 5             Opinion of Nutter, McClennen & Fish, LLP


Exhibit 23.1          Consent of Nutter, McClennen & Fish, LLP
                      (contained in Exhibit 5)


Exhibit 23.2          Consent of PricewaterhouseCoopers LLP